      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998.



                                                      REGISTRATION NO. 333-48571

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              IRT PROPERTY COMPANY
             (Exact name of registrant as specified in its charter)

                      GEORGIA                                           58-1366611
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                          Identification Number)

                             ---------------------

                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339
                                 (770) 955-4406
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                             W. BENJAMIN JONES III
                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339
                                 (770) 955-4406
  (Address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            RALPH F. MACDONALD, III
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424
                                 (404) 881-7000
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Estimate of expenses of issuance and distribution:
Registration Fee............................................  $88,500
Cost of Printing............................................        *
Legal Fees..................................................        *
Accounting Fees.............................................        *
Blue Sky Fees and Expenses..................................        *
New York Stock Exchange Listing.............................        *
Miscellaneous...............................................        *
                                                              -------
          Total.............................................  $     *
                                                              =======

---------------

* To be filed by amendment or Rule 424 filing.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Georgia Business Corporation Code (the "GBCC") permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party by reason of his or her action in such capacity for, or at the request of, such corporation. To the extent that such person is successful in defending any such suit, Georgia law provides that he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees and agents in accordance with the GBCC. Georgia law also provides that, with certain exceptions, the above rights will not be deemed exclusive of other rights of indemnification contained in any Bylaw, resolution or agreement approved by the holders of a majority of the stock. The Company's Bylaws provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents, as well as others serving at their request, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such persons against such liability under the GBCC. The Company has purchased and maintains such insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
  1.1      --  Form of Underwriting Agreement for Senior Debt Securities
               (to be filed under subsequent Form 8-K).
  1.2      --  Form of Underwriting Agreement for Subordinated Debt
               Securities (to be filed under subsequent Form 8-K).
  1.3      --  Form of Underwriting Agreement for Preferred Stock (to be
               filed under subsequent Form 8-K).
  1.4      --  Form of Underwriting Agreement for Common Stock (to be filed under subsequent Form 8-K).
  1.5      --  Form of Underwriting Agreement for Depositary Shares (to be
               filed under subsequent Form 8-K).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
  3.1      --  Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) to the Company's Quarterly
               Report on Form 10-Q for the quarter ended June 30, 1997).
  3.2      --  By-Laws (incorporated by reference to Exhibit 3 to the
               Company's Quarterly Report on Form 10-Q for the quarter
               ended March 31, 1995).
  4.1      --  Indenture dated August 15, 1993 between the Company and
               Trust Company Bank, as Trustee, relating to the 7.3%
               Convertible Subordinated Debentures due August 15, 2003
               (including the form of 7.3% Convertible Subordinated
               Debenture) (incorporated by reference to Exhibit 4(a) to the
               Company's Form 10-K for the year ended December 31, 1993).
  4.2      --  Indentures, dated as of November 9, 1995 between the Company and SunTrust Bank, Atlanta, as Trustee, relating to Senior
               Debt Securities and Subordinated Debt Securities
               (incorporated by reference to Exhibit 4(c) to the Company's
               Form 10-K for the year ended December 31, 1995).
  4.3      --  First Supplemental Indenture dated as of March 26, 1996 between the Company and SunTrust Bank, Atlanta (incorporated by reference to Exhibit 4 to the Company's Report on Form
               8-K, dated March 26, 1996).
  4.4      --  Supplemental Indenture No. 2, dated August 15, 1997, between the Company and SunTrust Bank, Atlanta (incorporated by
               reference to Exhibit 4 to the Company's Report on Form 8-K, dated August 15, 1997).
  4.5      --  Form of Indenture for Senior Debt Securities (Form of Senior
               Debt Security included therein).
  4.6      --  Form of Indenture for Subordinated Debt Securities (Form of
               Subordinated Debt Security included therein).
  4.7      --  Form of Preferred Stock.*
  4.8      --  Form of Deposit Agreement (Form of Receipt included
               therein).*
  4.9      --  Form of Warrant Agreement (Form of Warrant included
               therein).*
  5.1      --  Opinion of Alston & Bird LLP regarding legality of the
               Offered Securities.*
  8.1      --  Opinion of Alston & Bird LLP as to certain federal income taxation matters.*
 12.1      --  Statement regarding computation of ratio of earnings to fixed charges.+
 12.2      --  Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends.*
 23.1      --  Consent of Arthur Andersen LLP.+
 23.2      --  Consent of Alston & Bird LLP (included in Exhibit 5.1).*
 23.3      --  Consent of Alston & Bird LLP (included in Exhibit 8.1).*
 24.1      --  Power of Attorney.*
 25.1      --  Statement of Eligibility and Qualification of Trustee on
               Form T-1 under Trust Indenture Act of 1939, as amended, of
               SunTrust Bank, Atlanta under the Senior Debt Securities.
 25.2      --  Statement of Eligibility and Qualification of Trustee on
               Form T-1 under Trust Indenture Act of 1939, as amended, of
               SunTrust Bank, Atlanta under the Subordinated Debt
               Securities.


---------------

 * To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

 + Previously Filed

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon

     Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, IRT Property Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on the 30th day of April, 1998.


                                          IRT PROPERTY COMPANY

                                          By:     /s/ THOMAS H. MCAULEY
                                            ------------------------------------
                                                     Thomas H. McAuley
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                          *                            President and Director           April 30, 1998
-----------------------------------------------------    (Principal Executive
                  Thomas H. McAuley                      Officer)

                 /s/ MARY M. THOMAS                    Chief Financial Officer,         April 30, 1998
-----------------------------------------------------    Executive Vice President
                   Mary M. Thomas                        and Director
                                                         (Principal Financial and
                                                         Accounting Officer)

                          *                            Chairman of the Board of         April 30, 1998
-----------------------------------------------------    Directors
                  Donald W. MacLeod

                          *                            Director                         April 30, 1998
-----------------------------------------------------
                  Patrick L. Flinn

                          *                            Director                         April 30, 1998
-----------------------------------------------------
                 Homer B. Gibbs, Jr.

                          *                            Director                         April 30, 1998
-----------------------------------------------------
                 Samuel W. Kendrick

                          *                            Director                         April 30, 1998
-----------------------------------------------------
                  Bruce A. Morrice

                          *                            Director                         April 30, 1998
-----------------------------------------------------
                   James H. Nobil

                 /s/ MARY M. THOMAS                    Attorney-in-Fact                 April 30, 1998
-----------------------------------------------------
                   Mary M. Thomas

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 1.1       --  Form of Underwriting Agreement for Senior Debt Securities
               (to be filed under subsequent Form 8-K).
 1.2       --  Form of Underwriting Agreement for Subordinated Debt
               Securities (to be filed under subsequent Form 8-K).
 1.3       --  Form of Underwriting Agreement for Preferred Stock (to be
               filed under subsequent Form 8-K).
 1.4       --  Form of Underwriting Agreement for Common Stock (to be filed under subsequent Form 8-K).
 1.5       --  Form of Underwriting Agreement for Depositary Shares (to be
               filed under subsequent Form 8-K).
 3.1       --  Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) to the Company's Quarterly
               Report on Form 10-Q for the quarter ended June 30, 1997).
 3.2       --  By-Laws (incorporated by reference to Exhibit 3 to the
               Company's Quarterly Report on Form 10-Q for the quarter
               ended March 31, 1995).
 4.1       --  Indenture dated August 15, 1993 between the Company and
               Trust Company Bank, as Trustee, relating to the 7.3%
               Convertible Subordinated Debentures due August 15, 2003
               (including the form of 7.3% Convertible Subordinated
               Debenture) (incorporated by reference to Exhibit 4(a) to the
               Company's Form 10-K for the year ended December 31, 1993).
 4.2       --  Indentures, dated as of November 9, 1995 between the Company and SunTrust Bank, Atlanta, as Trustee, relating to Senior
               Debt Securities and Subordinated Debt Securities
               (incorporated by reference to Exhibit 4(c) to the Company's
               Form 10-K for the year ended December 31, 1995).
 4.3       --  First Supplemental Indenture dated as of March 26, 1996 between the Company and SunTrust Bank, Atlanta (incorporated by reference to Exhibit 4 to the Company's Report on Form
               8-K, dated March 26, 1996).
 4.4       --  Supplemental Indenture No. 2, dated August 15, 1997, between the Company and SunTrust Bank, Atlanta (incorporated by
               reference to Exhibit 4 to the Company's Report on Form 8-K, dated August 15, 1997).
 4.5       --  Form of Indenture for Senior Debt Securities (Form of Senior
               Debt Security included therein).
 4.6       --  Form of Indenture for Subordinated Debt Securities (Form of
               Subordinated Debt Security included therein).
 4.7       --  Form of Preferred Stock.*
 4.8       --  Form of Deposit Agreement (Form of Receipt included
               therein).*
 4.9       --  Form of Warrant Agreement (Form of Warrant included
               therein).*
 5.1       --  Opinion of Alston & Bird LLP regarding legality of the
               Offered Securities.*
 8.1       --  Opinion of Alston & Bird LLP as to certain federal income taxation matters.*
12.1       --  Statement regarding computation of ratio of earnings to fixed charges.+
12.2       --  Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends.*
23.1       --  Consent of Arthur Andersen LLP.+
23.2       --  Consent of Alston & Bird LLP (included in Exhibit 5.1).*
23.3       --  Consent of Alston & Bird LLP (included in Exhibit 8.1).*
24.1       --  Power of Attorney.*

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
25.1       --  Statement of Eligibility and Qualification of Trustee on
               Form T-1 under Trust Indenture Act of 1939, as amended, of
               SunTrust Bank, Atlanta under the Senior Debt Securities.
25.2       --  Statement of Eligibility and Qualification of Trustee on
               Form T-1 under Trust Indenture Act of 1939, as amended, of
               SunTrust Bank, Atlanta under the Subordinated Debt
               Securities.


---------------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

+ Previously Filed